                                                               EXHIBIT 99(a)(13)


                                    ProFunds

                          Amended Designation of Series


     The undersigned, being all of the Trustees of ProFunds (the "Trust"), a Delaware business trust, acting pursuant to Section 4.9.2 of the Amended and Restated Declaration of Trust dated October 28, 1997, hereby redesignate the shares of beneficial interest of one series of shares of the Trust, without in any way changing the rights or privileges of any such series or its shareholders, as follows:

Former Designation                                 New Designation
------------------                                 ---------------

ProFund VP UltraBull                               ProFund VP Bull Plus

IN WITNESS WHEREOF, the undersigned have executed this instrument the 22nd day of January, 2001.
                              _____________________________________
                              Michael Sapir, as Trustee

                              _____________________________________
                              Russell S. Reynolds, III, as Trustee

                              _____________________________________
                              Michael Wachs, as Trustee